Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 33-42259 pertaining to the CytRx Corporation 1986 Stock Option Plan, No. 33-93816 pertaining to the CytRx Corporation 1994 Stock Option Plan, No. 33-93818 pertaining to the CytRx Corporation 1995 Stock Option Plan, No. 333-84657 pertaining to the CytRx Corporation 1998 Long Term Incentive Plan, No. 333-68200 pertaining to the CytRx Corporation 2000 Long Term Incentive Plan and to the Registration Statements on Form S-3 Nos. 33-93820, 333-39607, 333-44043, 333-48837, 333-45652, 333-33792 and 333-68092 of CytRx Corporation and in the related prospectuses of our report dated March 26, 2002, except as to Note 8 which is dated May 10, 2002, with respect to the consolidated financial statements and schedule of Global Genomics Capital, Inc. included in this Current Report (Form 8-K) and in CytRx Corporation's Proxy Statement with respect to its 2002 Annual Stockholders’ Meeting.

/s/ Good Swartz Brown & Berns LLP
GOOD SWARTZ BROWN & BERNS LLP

Los Angeles, California
May 24, 2002